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                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS
                            200 East Randolph Drive
                            Chicago, Illinois 60601

To Call Writer Direct:              312 861-2000                    Facsimile:
     312 861-2000                                                  312 861-2200


                                 June 19, 1996


Tower Automotive, Inc.
4508 IDS Center
Minneapolis, MN  55402


     Re:   Tower Automotive, Inc.
           Registration Statement on Form S-3
           Registration No. 333-5015
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Ladies and Gentlemen:

     We are acting as special counsel to Tower Automotive, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 2,100,500 shares (the "Primary Shares") of its Common Stock, par value $.01 per share (the "Common Stock"), to be issued and sold by the Company and up to 2,810,000 shares (the "Secondary Shares" and together with the Primary Shares, the "Shares") of Common Stock to be sold by certain stockholders of the Company (the "Selling Stockholders"), pursuant to a Registration Statement on Form S-3 (Registration No. 333-5015), originally filed with the Securities and Exchange Commission (the "Commission") on May 31, 1996, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Shares are to be sold pursuant to an underwriting agreement (the "Underwriting Agreement") between the Company, the Selling Stockholders and PaineWebber Incorporated, Robert W. Baird & Co. Incorporated and Piper Jaffray Inc., as representatives of the several underwriters named therein.

     In that connection, we have examined such corporate proceedings, documents, records and matters of law as we have deemed necessary to enable us to render this opinion.
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                               KIRKLAND & ELLIS

Tower Automotive, Inc.
June 19, 1996
Page 2


     Based upon the foregoing, we are of the opinion:

     (1) The Primary Shares are duly authorized, and, assuming (i) the Executive Committee of the Board of Directors of the Company has taken all necessary action to approve the issuance and sale of the Primary Shares pursuant to the terms of the Underwriting Agreement and (ii) the Primary Shares have been duly executed and delivered on behalf of the Company and issued in accordance with the terms of the Underwriting Agreement upon receipt of the consideration to be paid therefor, the Primary Shares will be validly issued, fully paid and nonassessable.

     (2) The Secondary Shares are duly authorized and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement filed pursuant to Rule 462(b) under the Act with respect to the registration of additional shares of Common Stock for sale in the offering contemplated by the Registration Statement.

     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various States to the issuance and sale of the Shares.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.
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                               KIRKLAND & ELLIS

Tower Automotive, Inc.
June 19, 1996
Page 3

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.


                                                   Very truly yours,



                                                   KIRKLAND & ELLIS